(Multicurrency — Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of 9th January 2008

HERMES INVESTMENT MANAGEMENT LIMITED acting on behalf of each Principal in Annex A .... and **HSBC BANK PLC** ....

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1. Interpretation

(a) *Definitions*. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) *Inconsistency*. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) *Single Agreement*. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) *General Conditions*.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

HERMES INVESTMENT MANAGEMENT LIMITED **acting on behalf of each Principal in Annex A**	**HSBC BANK PLC**
.... (Name of Party)	.... (Name of Party)
By:	By: ....
Name: Michelle Green	Name: Dem Rousos
Title: Authorised Signatory	Title: Authorised Signatory
Date: 15 January 2008	Date: 9/1/08

SCHEDULE
to the
Master Agreement

dated as of 9th January 2008

between

HERMES INVESTMENT MANAGEMENT LIMITED (the "Investment Manager") acting as agent and signatory for each of the Principals, severally and not jointly, ("Party A") listed in Annex A (each a "Principal"), which may be amended from time to time.

And

HSBC BANK PLC ("Party B")

Part 1. Termination Provisions

(a) ***"Specified Entity"*** means:

(i) in relation to Party A for the purpose of:

Section 5(a)(v)	Not Applicable
Section 5(a)(vi)	Not Applicable
Section 5(a)(vii)	Not Applicable
Section 5(b)(iv)	Not Applicable

(ii) in relation to Party B for the purpose of:

Section 5(a)(v)	Not Applicable
Section 5(a)(vi)	Not Applicable
Section 5(a)(vii)	Not Applicable
Section 5(b)(iv)	Not Applicable

(b) ***"Specified Transaction"*** means instead of the definition in Section 14 of this Agreement, any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, or forward purchase or sale of a security or other financial instrument (including any option with respect to any of these transactions) or (ii) which is a transaction similar to any transaction referred to in clause (i) that is currently, or in the future becomes, regularly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, or option on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, (iii) any combination of these transactions and (iv) any other transaction identified as a Specified Transaction in this agreement or the relevant confirmation.

(c) The ***"Cross Default"*** provisions of Section 5(a)(vi), as modified below, will apply to Party A and will apply to Party B.

Section 5(a)(vi) is modified by the addition of the following at the end of that section:

"provided that an Event of Default shall not occur under (1) or (2) above if:

(i) such event is demonstrated to the reasonable satisfaction of the Non-defaulting Party, that (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three (3) Business Days following receipt of written notice from an interested party of such failure to pay."

Section 5(a)(vi) is modified by the deletion of the words "…or capable at such time of becoming declared…" in lines seven and eight of sub-section 5(a)(vi).

"Specified Indebtedness" means, instead of the definition in Section 14, any obligation (whether present or future, contingent or otherwise as principal or surety or otherwise) in respect of borrowed money other than any obligation in respect of deposits received at any time in the ordinary course of a party's banking business.

"Threshold Amount" means with respect to Party A , an amount equal to 3% of Party A's Net Asset Value as determined in accordance with generally accepted accounting principles of such party's jurisdiction of establishment by reference to such party's most recently prepared audited financial statements and with respect Party B, an amount equal to 3% of Party B's shareholders' equity (on a consolidated basis) as determined from time to time in accordance with generally accepted accounting principles in Party B's jurisdiction of incorporation, consistently applied by reference to Party B's most recently published audited financial statements.

(d) The ***"Credit Event Upon Merger"*** provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B.

(e) **The "Automatic Early Termination"** provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) **Payment on Early Termination.** For the purpose of Section 6(e) of this Agreement:

(i) Market Quotation will apply.

(iii) The Second Method will apply.

(g) **"Termination Currency"** means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or, where there is more than one Affected Party, the currency agreed by Party A and Party B. In any case, the Termination Currency shall be one of the currencies in which payments are required to be made in respect of Transactions. If the currency selected is not freely available, or where there are two Affected Parties and they cannot agree on a Termination Currency, the Termination Currency shall be Pounds Sterling.

(h) Additional Termination Events will apply as set out in Part 5 of this Agreement.

Part 2. Tax Representations.

(a) **Payer Representations.** For the purpose of Section 3(e) of this Agreement, each of Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) **Payee Representations.** For the purpose of Section 3(f) of this Agreement neither party makes any Payee representation.

Part 3. Agreement to Deliver Documents.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each of Party A and Party B agrees to deliver the following documents:

(a) Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form / Document / Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Any form or document accurately completed and in a manner reasonably satisfactory to the other party that may be required or reasonably requested in order to allow the other party to make a payment under a Transaction without any deduction or withholding for or on account of any Tax or with deduction or withholding at a reduced rate.	As soon as possible after request.	Yes

(b) Other documents to be delivered:

Party required to deliver document	Form / Document / Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Evidence reasonably satisfactory to the other party of the authority, names and true signatures of the officers or other entities or agents, including the Investment Manager authorised to sign this Agreement, any Credit Support Document and each Confirmation.	On or before the execution of the respective document.	Yes.
Party B	(i) A copy of the party's most recent annual report containing audited consolidated financial statements prepared in accordance with generally accepted accounting principles in the jurisdiction in which such party is organised, and (ii) a copy of the half yearly unaudited consolidated financial statements of such party.	On or before the execution of this Agreement and as soon as practicable following publication.	No.
Party A	A certified extract of the Investment Management Agreement appointing the Investment Manager to act on behalf of Party A and evidencing the Investment Managers' authority .to enter into the ISDA, CSA and Transactions.	On or before the signing of this Agreement.	Yes.
Party A	An extract of the Trust Deed and rules currently in force governing Party A.	On or before the signing of this Agreement.	Yes.
Party A	A letter from the Investment Manager substantially in the form set out in Annex B.	On execution of this Agreement.	Yes.

Any copy documents provided by Party B shall be certified by a competent senior official or solicitor of Party B as being correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Part 4. Miscellaneous.

(a) **Address for Notices.** For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:

Address:	Lloyds Chambers 1 Portsoken Street London E1 8HZ
Attention:	Operations Department (Derivatives)
Telephone:	020 7702 0888
Facsimile:	020 7702 4331
Email:	#DerivativeOps@hermes.co.uk

With a copy to:

Address:	Lloyds Chambers 1 Portsoken Street London E1 8HZ
Attention:	Head of Legal
Telephone:	020 7702 0888
Facsimile:	020 7702 9452

Address for notices or communications to Party B:-

Address:	8 Canada Square, London E14 5HQ
Attention:	Swaps & Derivatives Processing
Telephone No:	0207 992 2784
Facsimile No:	0207 992 4457

(b) **Process Agent.** For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: .Not Applicable.

(c) **Offices.** The provisions of Section 10(a) will apply to this Agreement.

(d) **Multibranch Party.** For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) **Calculation Agent**. The Calculation Agent is Party B, unless otherwise specified in a Confirmation in relation to the relevant Transaction. If any time an Event of Default is continuing with respect to Party B, an independent third party agreed upon by Party A and Party B will act as Calculation Agent.

(f) **Credit Support Document.**

Details of any Credit Support Document in relation to Party A: As specified in Annex A

Details of any Credit Support Document in relation to Party B: As specified in Annex A

(g) **Credit Support Provider.**

Details of any Credit Support Provider in relation to Party A: Not Applicable
Details of any Credit Support Provider in relation to Party B: Not Applicable

(h) **Governing Law.** This Agreement will be governed by and construed in accordance with the law of England.

(i) **Netting of Payments.** Save as agreed in writing between the parties, Section 2(c)(ii) of this Agreement will apply to all Transactions under this Agreement.

(j) "**Affiliate**" with respect to Party A, will be inapplicable (and for the avoidance of doubt, each Principal shall be deemed not to be an Affiliate of any other Principal) and with respect to Party B will have the meaning specified in Section 14 of this Agreement. However for the purpose of Section 3(c) Party B will be deemed to have no Affiliates.

Part 5. Other Provisions.

(1) **Definitions:** Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to the 2006 ISDA Definitions and the 1998 FX and Currency Option Definitions both as published by the International Swaps and Derivatives Association, Inc.

(2) **Inconsistency:** In the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following descending order:

(i) any Confirmation:

(ii) this Agreement: and

(iii) the 2006 ISDA Definitions and the 1998 FX and Currency Option Definitions.

(3) **Amendment of Section 2.**

(i) **Condition Precedent**
A new Section 2(a)(iv) is inserted as follows:

"(iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment or delivery due to be made to a party if the party has satisfied all its payment and delivery obligations under Section 2(a)(i) of this Agreement and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i) and no other payment or delivery obligations under any other agreement between the parties which is capable of set off ."

(4) **Change of Accounts**. For the purposes of Section 2(b) of this Agreement both parties agree that such new account so designated shall be in the same tax jurisdiction as the original account.

(5) **Relationship between Parties.** Each of Party A and Party B will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i) **Non-Reliance.** It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii) **Evaluation and Understanding.** It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii) **Status of Parties.** The other party is not acting as a fiduciary or advisor for it in respect of that Transaction.

(6) **Set-off.** A new Section 6(f) is added as follows:

Any amount (the 'Early Termination Amount") payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5 (b) (iv) has occurred, will, at the option of the party ('X') other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the 'Other Agreement Amount') payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise"

(7) **Consent to Recording.**

Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice to such recording to, such personnel of it and its Affiliates. The parties further agree that (insofar as may be permitted by law) any such recording may be submitted in evidence to any court or in any formal proceeding for any purpose relating to any Transaction.

(8) **Agency Provisions.**

(a) Annex A

(i) Annex A together with all amendments shall form an integral part of this Agreement.

(ii) The Parties acknowledge and agree that this Agreement is executed by the Investment Manager as agent on behalf of each of the Principals, severally and not jointly, that (i) is named in Annex A or (ii) the Investment Manager and Party B hereafter agree in writing shall become a Principal for the purposes of the Agreement, whereupon Annex A shall be amended by the addition of such Principal.

(iii) The Parties hereby agree that each Confirmation will identify the particular Principal which is party to such Transaction and each reference in this Agreement to Party A shall for the purposes of any Transaction and any group of Transactions be a reference to the relevant Principal so named (individually and not jointly with any other Principal).

(b) Addition of Principals

The Parties agree that this Agreement creates a separate Agreement in respect of each Principal without the need for separate execution by the Parties to the Agreement. Whenever the Investment Manager and Party B agree in writing that a Principal shall be added to Annex A pursuant to paragraph 8(a) above, upon amendment of Annex A, a separate Agreement in respect of the Principal named therein shall thereby be created with effect from the date of such amendment.

(c) Several Nature of Principals

The Parties agree:

(i) under no circumstances shall any obligations or liabilities of a particular Principal, or any Transactions to which a particular Principal is party, be deemed to constitute obligations or liabilities applicable to any other Principal or to Transactions to which any other Principal is party, in particular for the purposes of any calculations, determinations or early terminations under Parts 2, 5 and 6 of this Agreement;

(ii) with respect to any Transaction, each representation of Party A in Part 3 of this Agreement shall be deemed to apply solely to the relevant Principal for such Transaction or to other Transactions entered into by the same Principal, as applicable;

(iii) the existence or non-existence of any Event of Default or Termination Event with respect to any Transaction shall be determined solely by reference to the relevant Principal for such Transaction or to other Transactions entered into by the same Principal. If an Event of Default or a Termination Event occurs in respect of a Principal, Party B's rights are solely limited to its rights under the Agreement relating to that Principal;

(iv) all Transactions are entered into in reliance on the fact that each Principal shall be deemed and treated as a separate obligor hereunder;

In this case, deposit of the payment due earlier on that date will be made by 2.00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the Appointing Party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect, or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The Appointing Party will pay all costs of the escrow arrangements. The Appointing Party will bear the risk of any failure of the bank it nominates to be its escrow agent to fully and promptly perform the obligations of such escrow agent as contemplated in this Part 5(16). Any amounts payable under this Agreement by the Appointing Party which are not received by the other party hereto on the due date will remain due and payable by the Appointing Party as of such date. Any amounts due from the other party, which have been paid to the escrow agent in accordance with this Part 5(16) (and any instructions in connection therewith given by the Appointing Party) shall be treated as having been paid by such other party and received by the Appointing Party as of the date on which they were paid to the Appointing Party's escrow agent.

(15) **No Third Party Rights.** No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

(16) **Additional Termination Event.**

Credit Downgrade. It shall constitute an Additional Termination Event with respect to Party B if Party B or any Credit Support Provider of Party B fails to maintain a long-term senior unsecured debt rating of A3 as determined by Moody's or A- as determined by S&P (or any successor service). In such event, Party B shall be the Affected Party.

(17) **Pension Fund Events** Where a Principal is a UK regulated pension fund only, each of the following shall constitute an Additional Termination Event with respect to that Party A:

(i) an assessment period begins in relation to that Party A for the purposes of Part 2 of the Pensions Act 2004 by the Board of the Pension Protection Fund; or

(ii) a transfer notice in respect of that Party A is given by the Board of the Pension Protection Fund to the Trustees for the purposes of Part 2 of the Pensions Act 2004

(iii) an action for the administration of the Fund is initiated pursuant to Rule 64.2 of the Civil Procedure Rules or any replacement of that Rule;

(iv) the Trust Deed governing Party A is terminated and is not replaced, reconstituted, merged, amended, transferred or consolidated to form a new trust deed.

For the purpose of the foregoing Additional Termination Events, both parties will be Affected Parties and all outstanding Transactions will be deemed to be Affected Transactions.

(18) **Investment Manager Events:** Each of the following shall constitute an Additional Termination Event with respect to Party A, of which Party A shall inform Party B

(i) The Investment Manager loses or has withdrawn from it or fails to obtain renewal of any necessary licence or regulatory authorisation from any regulatory authority which results in the Investment Manager becoming legally unable to contract or operate its business; or

(ii) there occurs a material breach of the terms and conditions of the Investment Management Agreement between the Investment Manager and any Principal (the

"Investment Management Agreement") which adversely affects the business or operations of Party A; or

(iii) the Investment Manager ceases to be the investment manager pursuant to the Investment Management Agreement unless the Investment Management Agreement is transferred to an Affiliate of Hermes Pensions Management Limited (registered at Companies House with number 01661776) (a substitute investment manager is appointed on terms acceptable to Party B; or (or) HSG

(iv) the occurrence at any time with respect to the Investment Manager of any of the events referred to in Section 5(a)(vii) of this Agreement; or

(v) Party A indicates that it will not recognise nor ratify any act done on its behalf by the Investment Manager

Part 6. Additional Terms for FX Transactions and Currency Options.

(1) **Incorporation of 1998 ISDA FX and Currency Option Definitions.**

The definitions and provisions contained in the 1998 ISDA FX and Currency Option Definitions (as amended and supplemented by the 1998 ISDA Euro Definitions the "1998 FX Definitions") as published by the International Swaps and Derivatives Association Inc and Emerging Markets Traders Association, are incorporated into any Confirmation, with respect to FX Transactions or Currency Options, which supplements and forms part of this Agreement, and all capitalised terms used in a Confirmation shall have the meaning set forth in the 1998 FX Definitions, unless otherwise defined in a Confirmation.

(2) **Confirmations.** Any FX Transaction or Currency Option into which the parties may before the date of this Agreement have entered, or may in the future enter, where the relevant Confirmation on its face does not expressly exclude the application of this Agreement, shall (to the extent not otherwise provided for in this Agreement) be subject to, governed by and construed in accordance with this Agreement (in substitution for any existing terms, if any, whether express or implied). Each such FX Transaction and Currency Option shall be a Transaction, and the documents and other confirming evidence (including electronic messages on an electronic messaging service) exchanged between the parties confirming such FX Transaction or Currency Option shall each be a Confirmation (even where not so specified therein), for the purposes of this Agreement.

(3) **Payment Instructions.** All payments to be made hereunder in respect of FX Transactions and/or Currency Option Transactions shall be made in accordance with standing payment instructions exchanged by the parties (or as otherwise agreed or specified in a Confirmation or other signed writing).

(4) **Netting, Discharge and Termination**. Section 2(c) is hereby amended by defining the existing provisions of Section 2(c) as 2(c)(x), and adding the following language as a new Sub-Section (y) :

"(y) with respect to Currency Option Transactions:

(i) Unless otherwise agreed, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call Option or a Put Option, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; **provided that** such termination and discharge may only occur in respect of Currency Option Transactions:

(a) each being with respect to the same Put Currency and the same Call Currency;

(b) each having the same Expiration Date and Expiration Time;

(c) each being of the same style, i.e. either both being American style Currency Option Transactions or both being European style Currency Option Transactions;

(d) each having the same Strike Price; and

(e) neither of which shall have been exercised by delivery of a Notice of Exercise;

and, upon the occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge of a Currency Option Transaction (i.e. where the relevant Currency Option Transactions are for different amounts of the same Currency Pair), the remaining portion of such Currency Option Transaction shall continue to be a Currency Option Transaction for all purposes of this Agreement, including this Section 2(c)(Y)."

(5) **Amendments to ISDA FX Definitions.** The following amendments are made to the FX and Currency Option Definitions:

(i) With respect to Currency Options:

A. Section 3.4 of the FX and Currency Option Definitions is hereby amended by the addition of the following as a new Sections 3.4(c) of the FX and Currency Option Definitions:

"(i) **Non Receipt of Premium on Premium Payment Date.** If any Premium is not received on the Premium Payment Date, the Seller may elect; (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Currency Option transaction.

B. Section 3.5(g) of the FX and Currency Option Definitions is amended by the deletion of the word "facsimile", in the fourth line thereof.

(6) **Scope: Outstanding Transactions.** Any FX Transactions (which shall include Deliverable and Non-Deliverable Transactions) and/or Currency Option Transactions outstanding at the date this Agreement becomes effective between the parties shall be FX Transactions or Currency Option Transactions hereunder as the case may be. Unless otherwise agreed in writing by the parties, each FX Transaction or Currency Option Transaction entered into after the date hereof between the parties shall be governed by the terms of and form part of this Agreement.

IN WITNESS WHEREOF the parties have executed his document on the respective dates specified below with effect from the date specified on the first page of this document:

HERMES INVESTMENT MANAGEMENT LIMITED
in its capacity as Investment Manager
for and on behalf of each of the Principals listed on Annex A as Party A.

By: MGreen

Name: Michelle Green

Title: Authorised Signatory

Date: 15 January 2008

HSBC BANK PLC

By:

Name: ~~Dem Rousos~~

Title: Authorised Signatory

Date: 9/1/08

Annex A

Party A	Credit Support Annex
1. BT Pension Scheme Trustees Limited as Trustees of the BT Pension Scheme	**Yes**
2. Royal Mail Pensions Trustees Limited as Trustee of the Royal Mail Pension Plan	**No**
3. The Trustees of the Hermes Group Pension Scheme	**No**
4. HCIF Index Sub Fund Limited	**No**
5. Hermes Absolute Return Fund (Guernsey) Limited	**No**
6. Hermes European Focus Fund I	**No**
7. Hermes European Focus Fund II	**No**
8. Hermes European Focus Fund III	**No**

(Bilateral Form - Transfer)[1] (ISDA Agreements Subject to English Law)[2]

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of 9th January 2008

between

HERMES INVESTMENT MANAGEMENT LIMITED acting on behalf of each Principal in Annex A ("Party A")

and

HSBC Bank plc ("Party B")

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections 1(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

Paragraph 1. Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other

1 This document is not intended to create a charge or other security interest over the assets transferred under its terms. Persons intending to establish a collateral arrangement based on the creation of a charge or other security interest should consider using the ISDA Credit Support Deed (English law) or the ISDA Credit Support Annex (New York law), as appropriate.

2 This Credit Support Annex has been prepared for use with ISDA Master Agreements subject to English law. Users should consult their legal advisers as to the proper use and effect of this form and the arrangements it contemplates. In particular, users should consult their legal advisers if they wish to have the Credit Support Annex made subject to a governing law other than English law or to have the Credit Support Annex subject to a different governing law than that governing the rest of the ISDA Master Agreement (e.g., English law for the Credit Support Annex and New York law for the rest of the ISDA Master Agreement).

Copyright © 1995 by International Swaps and Derivatives Association, Inc.

provisions of this Annex, Paragraph 11 will prevail. For the avoidance of doubt, references to "transfer" in this Annex mean, in relation to cash, payment and, in relation to other assets, delivery.

Paragraph 2. Credit Support Obligations

(a) ***Delivery Amount.*** Subject to Paragraphs 3 and 4, upon a demand made by the Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor's Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 11(b)(iii)(D)). Unless otherwise specified in Paragraph 11(b), the "Delivery Amount" applicable to the Transferor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

(b) ***Return Amount.*** Subject to Paragraphs 3 and 4, upon a demand made by the Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee's Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 11(b)(iii)(D)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified in Paragraph 11(b), the "Return Amount" applicable to the Transferee for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date)

exceeds

(ii) the Credit Support Amount.

Paragraph 3. Transfers, Calculations and Exchanges

(a) ***Transfers.*** All transfers under this Annex of any Eligible Credit Support, Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

(i) in the case of cash, by transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party's legal and beneficial title to the recipient; and

(iii) in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party's legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

(b) ***Calculations.*** All calculations of Value and Exposure for purposes of Paragraphs 2 and 4(a) will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or, in the case of Paragraph 4(a), following the date of calculation).

(c) ***Exchanges.***

(i) Unless otherwise specified in Paragraph 11, the Transferor may on any Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support specified in that notice (the "New Credit Support") in exchange for certain Eligible Credit Support (the "Original Credit Support") specified in that notice comprised in the Transferor's Credit Support Balance.

(ii) If the Transferee notifies the Transferor that it has consented to the proposed exchange, (A) the Transferor will be obliged to transfer the New Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (B) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11(d) (the "Exchange Date"); *provided* that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

Paragraph 4. Dispute Resolution

(a) *Disputed Calculations or Valuations.* If a party (a "Disputing Party") reasonably disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

(1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of (I) above, the date that the demand is received under Paragraph 2 or, in the case of (II) above, the date of transfer;

(2) in the case of (I) above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under Paragraph 2;

(3) the parties will consult with each other in an attempt to resolve the dispute; and

(4) if they fail to resolve the dispute by the Resolution Time, then:

(i) in the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 11(e), the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

(B) calculating that part of the Exposure attributable to the Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; *provided* that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent's original calculations will be used for the Transaction; and

(C) utilising the procedures specified in Paragraph 11(e)(ii) for calculating the Value, if disputed, of the outstanding Credit Support Balance;

(ii) in the case of a dispute involving the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, the Valuation Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11(e)(ii).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraph 3(a), make the appropriate transfer.

(b) *No Event of Default.* The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4(a) applies will not constitute an Event of Default for as long as the procedures set out in this Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Section 5(a)(i) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph 4(a) on the relevant due date.

Paragraph 5. Transfer of Title, No Security Interest, Distributions and Interest Amount

(a) *Transfer of Title.* Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

(b) *No Security Interest.* Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

(c) *Distributions and Interest Amount.*

(i) *Distributions.* The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions ("Equivalent Distributions") to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

(ii) *Interest Amount.* Unless otherwise specified in Paragraph 11(f)(iii), the Transferee will transfer to the Transferor at the times specified in Paragraph 11(f)(ii) the relevant Interest Amount to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

Paragraph 6. Default

If an Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, an amount equal to the Value of the Credit Support Balance, determined as though the Early Termination Date were a Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor (which may or may not be the Defaulting Party) for purposes of Section 6(e). For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Section 6(e), then the Market Quotation determined under Section 6(e) in relation to the Transaction constituted by this Annex will be deemed to be zero, and, if Loss is the applicable payment measure for purposes of Section 6(e), then the Loss determined under Section 6(e) in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit Support Balance.

Paragraph 7. Representation

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions) that it is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien, encumbrance or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system).

Paragraph 8. Expenses

Each party will pay its own costs and expenses (including any stamp, transfer or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

Paragraph 9. Miscellaneous

(a) ***Default Interest.*** Other than in the case of an amount which is the subject of a dispute under Paragraph 4(a), if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) ***Good Faith and Commercially Reasonable Manner.*** Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(c) ***Demands and Notices.*** All demands and notices given by a party under this Annex will be given as specified in Section 12 of this Agreement.

(d) ***Specifications of Certain Matters.*** Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 10. Definitions

As used in this Annex:

"Base Currency" means the currency specified as such in Paragraph 11(a)(i).

"Base Currency Equivalent" means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the "Other Currency"), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

"Credit Support Amount" means, with respect to a Transferor on a Valuation Date, (i) the Transferee's Exposure plus (ii) all Independent Amounts applicable to the Transferor, if any, minus (iii) all Independent Amounts applicable to the Transferee, if any, minus (iv) the Transferor's Threshold; *provided, however,* that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

"Credit Support Balance" means, with respect to a Transferor on a Valuation Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together with any Distributions and all proceeds of any such Eligible Credit Support or Distributions, as reduced pursuant to Paragraph 2(b), 3(c)(ii) or 6. Any Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will form part of the Credit Support Balance.

"Delivery Amount" has the meaning specified in Paragraph 2(a).

"Disputing Party" has the meaning specified in Paragraph 4.

"Distributions" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would be entitled from time to time.

"Distributions Date" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

"Eligible Credit Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11(b)(ii) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in part of such securities by the relevant issuer.

"Eligible Currency" means each currency specified as such in Paragraph 11(a)(ii), if such currency is freely available.

"Equivalent Credit Support" means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

"Equivalent Distributions" has the meaning specified in Paragraph 5(c)(i).

"Exchange Date" has the meaning specified in Paragraph 11(d).

"Exposure" means, with respect to a party on a Valuation Date and subject to Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) the Base Currency is the Termination Currency; *provided* that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11 (b)(iii)(A); if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

(x) the amount of cash in such currency on that day; multiplied by

(y) the relevant Interest Rate in effect for that day; divided by

(z) 360 (or, in the case of pounds sterling, 365).

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local Business Day on which the current Interest Amount is transferred.

"Interest Rate" means, with respect to an Eligible Currency, the rate specified in Paragraph 11(f)(i) for that currency.

"Local Business Day", unless otherwise specified in Paragraph 11(h), means:

(i) in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

(ii) in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

(iii) in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of location of the Valuation Agent and in the place(s) agreed between the parties for this purpose; and

(iv) in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 11(b)(iii)(C); if no amount is specified, zero.

"New Credit Support" has the meaning specified in Paragraph 3(c)(i).

"Notification Time" has the meaning specified in Paragraph 11(c)(iv).

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 4; *provided, however,* that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the ***"Recalculation Date"*** means the most recent Valuation Date under Paragraph 2.

"Resolution Time" has the meaning specified in Paragraph 11(e)(i).

"Return Amount" has the meaning specified in Paragraph 2(b).

"Settlement Day" means, in relation to a date, (i) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and (ii) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

"Threshold" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(B); if no amount is specified, zero.

"Transferee" means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

"Transferor" means, in relation to a Transferee, the other party.

"Valuation Agent" has the meaning specified in Paragraph 11(c)(i).

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 11(c)(ii).

"Valuation Percentage" means, for any item of Eligible Credit Support, the percentage specified in Paragraph 11(b)(ii).

"Valuation Time" has the meaning specified in Paragraph 11(c)(iii).

"Value" means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

(i) Eligible Credit Support comprised in a Credit Support Balance that is:

(A) an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

(B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any; and

(ii) items that are comprised in a Credit Support Balance and are not Eligible Credit Support, zero.

CREDIT SUPPORT ANNEX
to the Schedule to the ISDA Master Agreement dated as of 9th January 2008
between **Hermes Investment Management Limited**, acting as agent and signatory for BT Pension Scheme Trustees Limited as Trustee of the BT Pension Scheme ("**Party A**")

and

HSBC Bank plc ("**Party B**")

Paragraph 11. Elections and Variables

(a) **Base Currency and Eligible Currency.**

(i) "Base Currency" means Pounds Sterling.

(ii) "Eligible Currency" means the Base Currency.

(b) **Credit Support Obligations.**

(i) **Delivery Amount, Return Amount and Credit Support Amount.**

(A) **"Delivery Amount"** has the meaning specified in Paragraph 2(a).

(B) **"Return Amount"** has the meaning as specified in Paragraph 2(b).

(C) **"Credit Support Amount"** has the meaning specified in Paragraph 10.

(ii) **Eligible Credit Support.** The following items will qualify as "Eligible Credit Support" for the party specified:

		Party A	**Party B**	**Valuation Percentage**
(A)	Cash in an Eligible Currency.	[X]	[X]	100%
(B)	Any other type of collateral as the parties may agree from time to time in writing to be Eligible Credit Support.	[X]	[X]	As may be mutually agreed by the parties from time to time

(iii) **Thresholds.**

(A) **"Independent Amount"** means with respect to Party A and Party B: zero.

(B) **"Threshold"** means GBP 5,000,000 provided however that if an Event of Default has occurred and is continuing with respect to a party, such party's Threshold Amount shall be zero.

(C) **"Minimum Transfer Amount"** means, with respect to a party, GBP 5,000,000; provided, that

(i) if an Event of Default or a potential Event of Default has occurred and is continuing as the case may be with respect to a party, such party's Minimum Transfer Amount shall be zero; and

(ii) where the Credit Support Amount with respect to a Transferor on a Valuation Date is zero, then for the purposes of any Return Amount due to such Transferor, the Minimum Transfer Amount with respect to the Transferee shall be zero.

(D) **"Rounding".** The Delivery Amount will be rounded up and the Return Amount will be rounded down, in each case to the nearest integral multiple of GBP 10,000.

(c) **Valuation and Timing.**

(i) **"Valuation Agent"** means Party B.

(ii) **"Valuation Date"** means:

[**X**]	every Local Business Day.
[ ]	a day not more than once per calendar week or if such a day is not a Local Business Day then the immediately preceding Local Business Day and any other Local Business Day which a party specifies in writing upon one Local Business Day prior notice to the other as a "Valuation Date".

(iii) **"Valuation Time"** means:

[ ]	the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable.
[**X**]	the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable.

Provided that the calculations of Value and Exposure will be made at approximately the same time on the same date.

(iv) **"Notification Time"** means by 2:00 p.m., London time, on a Local Business Day.

(d) **Exchange Date.** "Exchange Date" has the meaning specified in paragraph 3(c)(ii).

(e) **Dispute Resolution.**

(i) **"Resolution Time"** means 2:00 p.m., London time, on the first Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 4.

(iii) **"Alternative".** The provisions of Paragraph 4 will apply.

(f) **Distribution and Interest Amount.**

(i) **"Interest Rate".** The "Interest Rate" in relation to each Eligible Currency will be as specified below:

[**X**]	For GBP "SONIA" which for any day means the reference rate equal to the overnight rate which appears opposite SONIO/N on Bloomberg page "SONIO Index" as of 9.00 am London time, on the first London Banking Day following that day.

(ii) **"Transfer of Interest Amount".** The transfer of the Interest Amount for the Interest Period will be made on the second Local Business Day of each calendar month or as otherwise agreed between the parties.

"Interest Period" means this period from and including the first day of each calendar month to and including the last day of each calendar month and the definition of "Interest Period" set out in paragraph 10 hereto shall be deleted.

(iii) **"Alternative to Interest Amount".** The provisions of Paragraph 5(c)(ii) will apply.

(g) **Addresses for Transfers.**

Party A:

Hermes Investment Management Limited
Lloyds Chambers,1 Portsoken Street, London, E1 8HZ

Collateral calls/ queries should be addressed to:

c/o Hermes Administration Services Limited
Lloyds Chambers
1 Portsoken Street
London E1 8HZ

Attn: Derivative Operations
Central Phone Number: +44 020 7702 0888
Central Fax Number: +44 020 7702 4331
Email: #DerivativeOps@hermes.co.uk

Party B:

HSBC Bank plc
Address: 8 Canada Square, London E14 5HQ
Attention: Derivative Operations
Facsimile no.: 00 44 207 992 2784
Telephone no.: 00 44 207 992 4457
E.mail: dataquality.te@hsbcgroup.com

(h) **Other Provisions.**

(i) "**Exposure**" shall have the meaning set forth in Paragraph 10 except that for this purpose, Transactions that are described in Section 1.1. of the 1993 ISDA Commodity Derivatives Definitions, Section 1.4. of the 1997 ISDA Bullion Definitions and Deliverable or Non-Deliverable FX Transaction and Currency Option Transactions as defined in the 1998 FX and Currency Option Definitions shall not be taken into account and only those Transactions entered into by the London Office of Party A and the London Office of Party B shall be taken into account.

IN WITNESS WHEREOF the parties have executed this Agreement on the respective dates specified below with effect from the date specified on the first page of this Agreement.

HERMES INVESTMENT MANAGEMENT LIMITED, as agent for BT Pension Scheme Trustees Limited as Trustee for the BT Pension Scheme	HSBC BANK PLC
By: MSGreen	By: [signature]
Name: Michelle Green	Name: Dem Rousos
Title: Authorised Signatory	Title: Authorised Signatory
Date: 15 January 2008	Date: 9/1/08